UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2015

MIRAX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193487	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Prospekt 60-letiya Oktyabrya, 18/1App.1, Moscow, Russia, 117218
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(702) 751 3604

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 30, 2015, our sole member of the Board of Director declared a 1.185763-for-1 forward stock split of the Company’s outstanding common stock, in the form of a dividend (the “Stock Split”). In connection therewith, each holder of the Company’s Common Stock as of July 6, 2015, the record date, will receive 0.185763 additional shares of our Common Stock for each one share owned, rounded up to the nearest whole share. Additional shares issued as a result of the stock split will be distributed on the payment date, which is expected to be announced by the Financial Industry Regulatory Authority (“FINRA”), together with the ex-dividend date, on or after July 2, 2015. Stockholders who sell their Common Stock before the ex-dividend date will be selling away their right to the stock dividend.  Such sale includes an obligation to deliver any shares acquired as a result of the dividend to the buyer of the shares, since the seller will receive an I.O.U. or "due bill" from his or her broker for the additional shares.  The day stockholders can sell their shares without being obligated to deliver the additional dividend shares is the ex-dividend date, the first business day after the stock dividend payment date.  As of the ex-dividend date, our Common Stock will trade on a post-split adjusted basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2015	MIRAX CORP.

	By:	/s/ Dinara Akzhigitova
	Name:	Dinara Akzhigitova
	Title:	President